UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 29, 2008

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

       California                      0-11113                   95-3673456
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


      1021 Anacapa Street, Santa Barbara, CA                         93101
     (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in
Fiscal Year

On April 29, 2008, the Board of Directors of Pacific Capital Bancorp approved amendments to the Company's Bylaws. A summary of the amendments are listed below. A copy of the Amended and Restated Bylaws are attached as Exhibit 99.1.

Section 3.2 was amended to provide that the exact number of authorized directors could be established by resolution of the Board of Directors. Section 3.2.1 continues to provide that the number of authorized directors shall be no less than nine (9) nor more than seventeen (17).

Section 2.3.1, Section 2.3.2, Section 2.4.1, Section 3.4.1, Section 3.7.4,
Section 4.1, Section 4.2.1, Section 4.3 , Section 4.4.2, Section 4.6.4, Section 4.6.6, Section 5.2. Section 7.1.2, and Section 8.3 of the Bylaws were amended to replace the title with "President" with "Chief Executive Officer."

Section 4.6.1 was amended to provide that the Chairman of the Governance & Nominating Committee would preside at Board meetings in the absence of the Chairman.

Section 4.6.2 was amended to replace the title "President" with "Chief Executive Officer" and to designate the officer or officers who would act on behalf of the Chief Executive Officer in any absence or disability.

Section 4.6.3 was amended to clarify the duties of Vice Presidents.



Item 9.01       Financial Statements and Exhibits.

(c ) Exhibits

Exhibit
Number          Description

99.1            Pacific Capital Bancorp Amended and Restated Bylaws dated
                April 29, 2008

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                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        PACIFIC CAPITAL BANCORP

Date: May 2, 2008                       By: /s/ Carol M. Zepke
                                            ---------------------
                                            Carol M. Zepke
                                            Senior Vice President
                                            and Corporate Secretary